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                                    EXHIBIT 1


                             JOINT FILING AGREEMENT

                      THIS JOINT FILING AGREEMENT is entered into as of January 3, 2002, by and among the parties signatory hereto.

                                    Recitals

                      A. In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934 (the "Exchange Act"), only one joint statement and any amendments thereto need to be filed whether one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Exchange Act with respect to the same securities, provided that said persons agree in writing that such statement or any amendment thereto is filed on behalf of each of them.

                      NOW, THEREFORE, the parties signatory hereto agree, in accordance with Rule 13d-1(k) under the Exchange Act, to file a statement on Form 13G relating to their ownership of securities in Capital Automotive REIT and do hereby further agree that said statement shall be filed on behalf of each of them.

                      IN WITNESS WHEREOF, each of the parties hereto has executed or caused its authorized representative to execute this Joint Filing Agreement as of the day and year first above written.




Dated:      January 3, 2002                    /s/ John J. Pohanka
                                               John J. Pohanka

Dated:      January 3, 2002                    /s/ Pohanka Grandchildren Trust
                                               John J. Pohanka, Trustee


Dated:      January 3, 2002                    Pohanka Properties, Inc.


                                               By: /s/ John J. Pohanka
                                               John J. Pohanka
                                               President

Dated:      January 3, 2002                    Pohanka Imports, Inc.


                                               By: /s/ John J. Pohanka
                                               John J. Pohanka
                                               President